Consent of Independent Registered Public Accounting Firm

The Board of Directors
Calvert Variable Series, Inc.:

We consent to the use of our reports dated February 20, 2009, with respect to the financial statements of Calvert Social International Equity Portfolio, Ameritas Mid-Cap Growth Portfolio, and Ameritas Small Company Equity Portfolio, each a series of Calvert Variable Series, Inc., as of December 31, 2008, incorporated herein by reference and to the references to our firm under the heading "Financial Statements" in the Registration Statement on Form N-14.

/s/KPMG LLP
Philadelphia, Pennsylvania
January 29, 2010